                                                                    Exhibit 3(i)
                            CERTIFICATE OF RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               APTARGROUP, INC.

    -----------------------------------------------------------------------


          Carl A. Siebel and Stephen J. Hagge, being the duly elected President and Chief Executive Officer and Secretary, respectively, of AptarGroup, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

          1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on September 3, 1992.

          2. That in accordance with Section 245 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation duly adopted resolutions authorizing the Corporation to integrate and restate the Corporation's Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

          3. That the Restated Certificate only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

          4.   The Restated Certificate shall be effective on May 11, 1999.

          5. The Certificate of Designation is set forth in the attached Exhibit B.

          IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer and Secretary hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this 11th day of May, 1999.

                                    /s/ Carl A. Siebel
                                    ------------------
                                    Carl A. Siebel
                                    President and Chief Executive Officer
[SEAL]

Attest:

/s/ Stephen J. Hagge
--------------------
Stephen J. Hagge, Secretary

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                                      OF
                                      --

                               APTARGROUP, INC.
                               ----------------

                                  ARTICLE ONE
                                  -----------


                The name of the Corporation is AptarGroup, Inc.


                                  ARTICLE TWO
                                  -----------


          The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.


                                 ARTICLE THREE
                                 -------------


          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR
                                  ------------


          4.1 Capital Stock. The total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $.01 per share, and 99,000,000 shares of Common Stock, par value $.01 per share. The number of authorized shares of Preferred Stock may not be decreased unless such decrease is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Common Stock. Any such decrease may be effected without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock. In no event may the number of authorized shares of Preferred Stock be decreased below the number of shares thereof then outstanding. Any issuance of capital stock of the Corporation (other than an issuance pursuant to any plan which has received stockholder approval, any issuance pursuant to the Rights Agreement dated as of April 6, 1993 by and between AptarGroup, Inc. and Chemical Bank, as amended from time to time in accordance with its terms, or any issuance in connection with an acquisition of at least a majority of another corporation, partnership or other entity) must be approved by a resolution adopted by directors constituting not less than seventy percent (70%) of the whole Board of Directors.


          4.2 Preferred Stock. The Board of Directors of the Corporation may, by a resolution adopted by directors constituting not less than seventy percent (70%) of the whole Board of Directors and subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, provide for the issuance of shares of the Preferred Stock or provide for the issuance of shares of the Preferred Stock in one or more series, establish from time to time the number of shares to be included in each such series and fix the designations, voting powers, preferences, rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series. The provisions set forth in this Section 4.2 may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


          4.3 Common Stock. Except as otherwise provided by the General Corporation Law of the State of Delaware, by this Certificate of Incorporation or any amendments hereto and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders.


          4.4 Definition. For purposes of this Article Fourth, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.


                                  ARTICLE FIVE
                                  ------------


          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of directors constituting not less than seventy percent

(70%) of the whole Board of Directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote shall be required in order for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation. For purposes of this Article Five, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors, if there were no vacancies. The provisions set forth in this Article Five may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


                                  ARTICLE SIX
                                  -----------


          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. All elections of directors shall be by written ballot.


                                 ARTICLE SEVEN
                                 -------------


          7.1 Number of Directors. Subject to any rights of the holders of the Preferred Stock or any series thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution adopted by directors constituting not less than seventy (70%) of the whole Board of Directors. The Board is divided into three classes, as nearly equal in number as possible, with the term of the office of the first class to expire at the 1994 annual meeting of stockholders, the term of office of the second class to expire at the 1995 annual meeting of stockholders and the term of office of the third class to expire at the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1994 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have duly elected and qualified, unless he shall resign, die, become disqualified or be removed.

          7.2 Vacancies and Newly Created Directorships. Subject to any rights of the holders of the Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law or by a resolution approved by directors constituting not less than seventy percent (70%) of the whole Board of Directors, be filled only by a resolution approved by directors constituting not less than seventy percent (70%) of the whole Board of Directors, and any directors so chosen shall hold office until the next election of the classes for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed. Notwithstanding the foregoing, in the event that at the time of the existence of an unfilled newly created directorship or vacancy there are unfilled newly created directorships and/or vacancies constituting more than thirty percent (30%) of the whole Board of Directors, a majority of the directors then serving on the Board of Directors shall have the authority to fill enough of such unfilled newly created directorships and/or vacancies so that, after giving effect thereto, there will be the minimum number of directors serving on the Board of Directors necessary to constitute seventy percent (70%) of the whole Board of Directors.

          7.3 Powers, Qualifications and Removal. The business of the Corporation shall managed by or under the direction of the Board of Directors. Any director may tender his resignation at any time. Subject to any rights of the holders of the Preferred Stock or any series thereof, any director or the entire Board of Directors may be removed at any time, but only for cause.

          7.4 Definition. For purposes of this Article Seven, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

          7.5 Amendment. The provisions set forth in this Article Seven may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


                                 ARTICLE EIGHT
                                 -------------


          8.1 Special Meetings of Stockholders. Special meeting of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

          8.2 No Stockholder Action by Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

          8.3 Advance Notice of Stockholder Nominations. Advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

          8.4 Definition. For purposes of this Article Eight, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

          8.5 Amendment. The provisions set forth in this Article Eight may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record Common Stock shall be entitled to vote.


                                  ARTICLE NINE
                                  ------------

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions set forth in this Article Nine may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


                                  ARTICLE TEN
                                  -----------

               The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                 ARTICLE ELEVEN
                                 --------------

          11.1 Business Combinations with Interested Stockholders. The Corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the date that such stockholder became an interested stockholder, unless (A) prior to such date a majority of the whole Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (B) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned
(i) by persons who are directors and also officers of the Corporation and (ii) by employee stock plans of the Corporation or its subsidiaries in which employee participants do not have the right to determine confidentially whether shares of stock of the Corporation held subject to the plan will be tendered in a tender or exchange offer, or (C) on or subsequent to such date the business combination is approved by a majority of the whole Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by affirmative vote of at least 66% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

               11.2 Exclusions. The restrictions contained in this Article Eleven shall not apply if:

          (A)  a stockholder becomes an interested stockholder inadvertently and
(i) as soon as practicable divests sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition; or

          (B) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this subsection (B); (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the prior approval of a majority of the Corporation's whole Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251 (f) of the General Corporation Law of the State of Delaware or any successor provision, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct of indirect or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; and (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days' notice to all stockholders known to it to be interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this subsection (B).

               11.3  Definitions. As used in this Article Eleven only, the term:


          (A) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person; provided that, for purposes of this Article Eleven, the term "affiliate" shall not include any person that is an exempt person.

          (B) "associate," when used to indicate a relationship with any person, means (i) any corporation or organization of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the residence as such person; provided that, for purposes of this Article Eleven, the term "associate" shall not include any person that is an exempt person.

          (C) "business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means :

               (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (1) the interested stockholder or (2) any other person if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 11.1 of this Article Eleven is not applicable to the surviving person;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

               (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such, (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of any security exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such, (3) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock, or
          (4) any issuance or transfer of stock by the Corporation, provided however, that in no case under (2) - (4) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

               (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or of securities exercisable for, exchangeable for or convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

               (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsection
          (i) - (iv) above) provided by or through the Corporation or any direct or indirect majority owned subsidiary.

          (D) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of a corporation's outstanding voting stock shall be presumed to have control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article Eleven, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of the Corporation.

          (E) "exempt person" means (i) any person that at the time of determination is the Harris Group, a member thereof or a person or which the Harris Group or one or more members thereof owns (a) more than fifty percent (50%) of the voting stock or other voting interests and (b) stock or other interests representing more than fifty percent (50%) of the total value of the stock or other interests of such person, (ii) any person that at the time of determination is the Pfeiffer Group, a member thereof or a person of which the Pfeiffer Group or one or more members thereof owns (a) more than fifty percent (50%) of the voting stock or other voting interests and (b) stock or other interests representing more than fifty percent (50%) of the total value of the stock or other interests of such person and (iii) any person whose ownership of shares in excess of the 15% limitation set forth in the definition of "interested stockholder" is the result of action taken solely by the

Corporation provided that such person shall cease to be an exempt person if thereafter he acquires additional shares of voting stock of the Corporation except as a result of further action by the Corporation not caused, directly or indirectly, by such person. Notwithstanding the foregoing sentence, none of the persons described in clause (i) above shall continue to be an exempt person by virtue of such clause after the earliest date after the Pfeiffer Share Exchange on which such persons are owners in the aggregate of less than 3% of the Corporation's outstanding voting stock (determined without taking into account any securities exercisable or exchangeable for, or convertible into, the Corporation's voting stock, other than any such securities owned by such persons), and none of the persons described in clause (ii) above shall continue to be an exempt person by virtue of such clause after the earliest date after the Pfeiffer Share Exchange on which such persons are owners in the aggregate of less than 3% of the Corporation's outstanding voting stock (determined without taking into account any securities exercisable or exchangeable for, or convertible into, the Corporation's voting stock, other than any such securities owned by such persons).

          (F) "Harris Group" means Messrs. Irving B. Harris, Neison Harris, King Harris, William W. Harris and Sidney Barrows and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons (acting in their capacity as trustees of such trusts), and executors of estates of such persons (acting in their capacity as executors of such estates).

          (G) "interested stockholder" means any person (other than an exempt person and other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of subsection
(H) of this Section 11.3 but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (H) "owners" including the terms "own" and "owned," when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

               (i) beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 or any successor provision) such stock, directly or indirectly; or

               (ii) has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of exercise rights, conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

               (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause (ii) of this subsection), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

Nothing in this subsection (H) shall cause a person to be treated as the "owner" of, or to "own," any securities owned by any other person that is an exempt person.

          (I) "person" means any individual, corporation, partnership, unincorporated association, trust or other entity.

          (J) "Pfeiffer Group" means Peter Pfeiffer, Philipp Pfeiffer, Anne Pfeiffer, Klaus Pfeiffer, Birgit Pfeiffer, Petra Pfeiffer, Karin Pilz, Norbert Pilz, Gunther Pilz, Elke Miedler, Gudrun Miedler, Iris Miedler and Stefan Miedler and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons (acting in their capacity as trustees of such trusts), and executors of estates of such persons (acting in their capacity as executors of such estates).

          (K) "Pfeiffer Share Exchange" has the meaning assigned to such term in the Combination Agreement dated as of December 31, 1992 to which the Corporation and certain members of the Pfeiffer Group are parties.

          (L)  "spouses" includes widows and widowers until first remarried.

          (M) "voting stock" means stock of any class or series entitled to vote generally in the election of directors.

          (N) "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

          11.4 Amendment. The provisions set forth in this Article Eleven may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote which are not owned by an interested stockholder.

                                 ARTICLE TWELVE
                                 --------------

          In the event that it is proposed that the Corporation enter into a merger or consolidation with any other corporation (other than a direct or indirect wholly-owned subsidiary of the Corporation), or sell or otherwise dispose of all or substantially all of its assets or business in one transaction or a series of transactions, or liquidate or dissolve, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote shall be required for the approval of such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale, disposition, liquidation or dissolution which is approved by resolution of two-thirds of the whole Board of Directors, if the majority of the members of the Board of Directors adopting such resolution were members of the Board of Directors of the Corporation prior to the public announcement of the proposed merger, consolidation, sale, disposition, dissolution or liquidation and prior to the public announcement of any transaction relating to such merger, consolidation, sale, disposition, dissolution or liquidation. If such approval is granted, then such transaction shall only require the approval otherwise required under the other Articles of this Certificate of Incorporation and under law. For purposes of this Article Twelve, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies. The provisions set forth in this Article Twelve may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


                                ARTICLE THIRTEEN
                                ----------------

          13.1 Indemnification of Officers, Directors and Others. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) (a "Proceeding") by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). The indemnification provided by this Article Thirteen shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. It is expressly understood that, notwithstanding the foregoing, no director, officer or employee shall have any rights under this Article Thirteen if the Proceeding giving rise to the claim for indemnification hereunder arises as a result of actions or failures to act in any capacity other than those set forth in this Section 13.1, and, as such, no such person shall have any rights under this Article Thirteen if the Proceeding giving rise to the claim for indemnification arises as a result of such person's purchase and/or sale of securities of the Corporation (other than on behalf of the Corporation).

          13.2 Procedure for Indemnification of Directors, Officers and Employees. Any indemnification of a director, officer or employee of the Corporation or advance of expenses under this Article Thirteen shall be made promptly upon the written request of the director, officer or employee, and in any event within 30 days after such request (or, if a determination as described below is required, within 30 days after such determination has been made or deemed made). If a determination by the Corporation that the director, officer or employee is entitled to indemnification pursuant to this Article Thirteen is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days after such request (or, if a determination as described above is required, within 30 days after such determination has been made or deemed made), the right to indemnification or advances as granted by this Article Thirteen shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          13.3 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer or employee of the Corporation or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Thirteen.

          13.4 Expenses. Expenses incurred by any person described in this Article Thirteen in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding's final disposition upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount without interest if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

          13.5 Contract Rights. The provisions of this Article Thirteen shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in any such capacity at any time, and any repeal or modification of this Article Thirteen or of any relevant provisions of the General Corporation Law of the State of Delaware or other applicable law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.

          13.6 Merger or Consolidation. For purposes of this Article Thirteen, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such a constituent corporation, or is or was serving at the request of such a constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan), shall stand in the same position under this Article Thirteen with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          13.7 Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article Thirteen with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          13.8 Amendment. The provisions set forth in this Article Thirteen may not be amended, altered, changed or repealed in any respect unless such actions approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote.


                                ARTICLE FOURTEEN
                                ----------------

          The Corporation is to have perpetual existence.


                                ARTICLE FIFTEEN
                                ---------------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                       EXHIBIT B


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
               OF JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A

                                      of

                               AptarGroup, Inc.

                            Pursuant to Section 151
                        of the General Corporation Law
                           of the State of Delaware



          We, Carl A. Siebel, Chairman of the Board and Chief Executive Officer, and Stephen J. Hagge, Executive Vice President and Chief Financial Officer, Secretary and Treasurer, of AptarGroup, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

          That (i) pursuant to the authority conferred upon the Board of Directors of the said Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors effective April 6, 1993 adopted the following resolution creating a series of 45,000 shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A, (ii) such resolution was amended by a resolution of the said Board of Directors adopted on January 21, 1999, which authorized an increase in the number of shares constituting such series to 49,500 shares, subject to the adoption by the stockholders of the Corporation of an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock of the Corporation (the "Proposed Amendment"), (iii) the Proposed Amendment was approved by the Corporation's stockholders on May 11, 1999, (iv) the Corporation filed a Certificate of Increase in respect of such series with the Secretary of State of the State of Delaware on May 11, 1999, and (v) the resolution establishing the Junior Participating Preferred Stock, Series A reads, as amended to reflect the Certificate of Increase, as follows:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation a series of Preferred Stock of the Corporation designated Junior Participating Preferred Stock, Series A be, and it hereby is, created, and that the designations and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series A" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 49,500.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other stock ranking junior as to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash or in kind on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, each in an amount per share (rounded to the nearest cent) equal to the grater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date (inclusive) or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (inclusive). In the event the Corporation shall at any time on or after April 6, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled immediately after such event under the preceding sentence shall be an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) the amount resulting from multiplying the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after its declares any dividend or distribution on the Common Stock (other than a dividend payable in Common Stock or a distribution of Common Stock pursuant to a subdivision of the outstanding Common Stock), and, unless previously paid, the Corporation shall pay dividends or distributions on the Series A Preferred Stock immediately before it pays such dividend or distribution on the Common Stock (other than a dividend payable in Common Stock or a distribution of Common Stock pursuant to a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period from any Quarterly Dividend Payment Date to the next subsequent Quarterly Dividend Payment Date (or if the aggregate amount of any dividends or distributions declared during such period was less than $10.00), a dividend of $10.00 (or the difference between $10.00 and the aggregate amount of dividends or distributions declared during such period if such amount was less than $10.00) per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends on shares of Series A Preferred Stock shall being to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first dividend to be paid on any shares of Series A Preferred Stock, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on a particular Quarterly Dividend Payment Date and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata among all such shares at the time outstanding. The Board of Directors shall fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be the same as any record date for the determination of holders of shares of Common Stock entitled to receive payment of a dividend or distribution thereon (other than a dividend payable in Common Stock or a distribution of Common Stock pursuant to a subdivision of the outstanding Common Stock) but in any event not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after April 6, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number of votes by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     Certain Restrictions.
                         --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share of holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time on or after April 6, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock are entitled immediately after such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In the case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock then outstanding shall at the same time be similarly exchanged for or changed into property in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after April 6, 1993 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification of otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Section 9. Other Series of Preferred Stock. Notwithstanding any other provision of the Certificate of Incorporation of the Corporation, as amended, the Series A Preferred Stock shall rank prior to each and every class or series of Common Stock of the Corporation, and junior to each and every other class or series of the Corporation's Preferred Stock, as to payment of dividends and distribution of assets except to the extent the terms of any such other class or series of Preferred Stock shall provide otherwise.

          Section 10. Amendment. Neither the Certificate of Incorporation of the Corporation, this resolution, nor any restated Certificate of Designation, Preferences and Rights relating to the Series A Preferred Stock shall be amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders of Series A Preferred Stock adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

          Section 11. Fractional Shares. Series A Preferred Stock may be issued in whole shares and fractions of a share. A fraction of a share shall entitle the holder, in proportion to that fraction, to exercise voting rights, receive dividends and participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

This Certificate of Designation shall become effective at 9:05 a.m., Delaware time, on April 6, 1993.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 11th day of May, 1999.


                                    /s/ Carl A. Siebel
                                    -------------------------------------
                                    President and Chief Executive Officer


ATTEST:


/s/ Stephen J. Hagge
-----------------------
Secretary